UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 14, 2010

ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24663 Mound Road
Warren, MI  48091
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(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

586-486-5308

(Former Name or Former Address, if Changed Since Last Report.)

2701 Cambridge Court, Suite 100
Auburn Hills, MI  48326

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2010, James Orchard, Sally Judith Wiene Ramsey and Daniel Rempinski were elected to our Board of Directors.

Since August 2008, James Orchard has been the CEO of Mark IV Industries, a privately held leading global diversified manufacturer of highly engineered systems and components for vehicles, transportation infrastructure and equipment.  From November 2007 to August 2008, Mr. Orchard was the COO of Noble International, a lazer welding and roll-forming business.  From May 2005 to November 2007, Mr. Orchard was the President of Faurecia, an automotive components supplier.  Mr. Orchard holds a B.S. in Marketing and Business Operations from Indiana University.

Sally Judith Weine Ramsey, the founder of Ecology Coatings, has been Ecology’s Vice President of New Product Development and chief chemist since 2003.  She is returning to our Board having previously served on our Board from 1990 to 2003.  Ms. Ramsey is a graduate of the Bronx School of Science and holds a B.A. in Chemistry with honors from Hiram College.

Daniel Rempinski has been the Controller at the SmithGroup, Inc. since 2000.  SmithGroup, Inc. owns companies in the architecture, engineering, consulting and construction industries.  Mr. Rempinski holds a BA in Accounting from Wayne State University and a Masters in Finance from Walsh College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE:  September 14, 2010                                                By:      /s/ Daniel V. Iannotti
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Daniel V. Iannotti
Vice President, General Counsel and
Secretary